Exhibit 4.2

Execution Version

First AMENDMENT TO

Note purchase AND GUARANTEE agreement

THIS FIRST AMENDMENT TO NOTE PURCHASE AND GUARANTEE AGREEMENT (this “Agreement”), dated as of January 12, 2022, is entered into by and among Procaps S.A., a sociedad anónima organized under the laws of Colombia (the “Company”), Procaps Group, S.A., a société anonyme incorporated under the laws of the Grand Duchy of Luxembourg and having its registered office at 9 rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Companies Register under number B253360 (the “Parent Guarantor”), the Subsidiary Guarantors listed on Annex A attached hereto (the “Existing Subsidiary Guarantors” and, together with the Company and the Parent Guarantor, collectively, the “Obligors”), and each of the holders of the Notes (as defined below) (collectively, the “Noteholders”) signatory hereto.

RECITALS:

WHEREAS, the Obligors and the Noteholders are parties to that certain Note Purchase and Guarantee Agreement dated November 5, 2021 (the “Note Purchase Agreement”);

WHEREAS, pursuant to the Note Purchase Agreement, the Company issued, and the Noteholders purchased, the Company’s Guaranteed Senior Notes due November 12, 2031 in the aggregate principal amount of US$115,000,000 (the “Notes”);

WHEREAS, the Obligors have informed the Noteholders that the Syndicated Existing Credit Facility remains in effect as of the date hereof;

WHEREAS, the Obligors have requested that the Noteholders agree to amend the Note Purchase Agreement as set forth herein; and

WHEREAS, the undersigned Noteholders are willing to agree to such amendments on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT:

Section 1. Definitions. Capitalized terms used in this Agreement and not defined herein have the respective meanings set forth in the Note Purchase Agreement prior to giving effect to the Amendments (as defined below).

Section 2. Amendments. Subject to the satisfaction of each of the conditions set forth in Section 4 hereof, the Note Purchase Agreement is hereby amended in the manner specified in Annex B attached hereto (the “Amendments”) effective as of the Effective Date (as defined below).

Section 3. Representations and Warranties. To induce the Noteholders to execute this Agreement, each Obligor hereby represents and warrants to the Noteholders as of the date hereof and as of the Effective Date as follows:

3.1 Organization; Power and Authority. Each Obligor is a sociedad anónima, société anonyme, sociedad limitada, private limited liability company, public limited liability company, corporation or other limited liability entity (as applicable) duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Obligor has the corporate or other entity power and authority to execute and deliver this Agreement and to perform the provisions hereof and of the other Finance Documents to which it is a party.

3.2 Authorization, etc. This Agreement has been duly authorized by all necessary corporate, private limited liability company or other entity action on the part of each Obligor and this Agreement and each other Finance Document to which it is a party constitutes a legal, valid and binding obligation of each Obligor, enforceable against each such Obligor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, judicial or extrajudicial recovery, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.3 Compliance with Laws, Other Instruments, etc. The execution, delivery and performance by the Obligors of this Agreement, and the performance by each Obligor of the other Finance Documents to which it is a party, will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of any of the Obligors or any of their respective Subsidiaries under, (x) any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, (y) any corporate charter, memorandum of association, articles of association, regulations or by-laws, shareholders agreement or (z) any other agreement or instrument to which any of the Obligors or any of their respective Subsidiaries is bound or by which any of the Obligors or any of their respective Subsidiaries or any of their respective properties may be bound or affected (other than any constitutional document), (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to any of the Obligors or any of their respective Subsidiaries or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any of the Obligors or any of their respective Subsidiaries, in the case of clauses (a)(x) and (a)(z), except for any conflict, breach or violation that could not reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

3.4 Governmental Authorizations, etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by any Obligor of this Agreement or the performance by any Obligor of any other Finance Document to which it is a party. It is not necessary to ensure the legality, validity, enforceability or admissibility into evidence of this Agreement or any other Finance Document in the jurisdiction of organization of any Obligor that this Agreement or any other document be filed, recorded or enrolled with any Governmental Authority, or that any such agreement or document be stamped with any stamp, registration or similar transaction tax other than any applicable de minimis Court Filing Duty that may be required in connection with admissibility into evidence; provided that (i) in order for any document written in a language other than Spanish to be admissible into evidence before a Colombian court, such document must be translated into Spanish by an official translator, (ii) in order for any Finance Document executed outside Brazil to be admissible into evidence before a Brazilian Governmental Authority and a Brazilian court, it must (A) have the notarization of the signatures of the parties signing outside Brazil by an official public notary, (B) be apostilled by the competent authority of the respective country of origin of the document or, in case such country of origin is not a signatory of the Hague Convention Abolishing the Requirement of Legalisation for Foreign Public Documents, the signatures of the parties must be certified by the competent Brazilian consulate located in the country of origin, (C) be translated into Portuguese by an official translator (tradutor público juramentado) and (D) be registered together with its respective official translation into the Portuguese language with the appropriate Registry of Deeds and Documents (Registro de Títulos e Documentos), (iii) in order for any document written in a language other than Spanish to be admissible into evidence before a Salvadoran court, such document must be translated into Spanish, notarized by a Salvadoran notary public and apostilled by the competent Governmental Authority of the respective country of origin of such document or, in case such country of origin is not a signatory of the Hague Convention Abolishing the Requirement of Legalization for Foreign Public Documents, the signatures of the parties must be certified by the competent Salvadoran consulate located in the country of origin, and (iv) in order for any Finance Document to be admissible into evidence before a Luxembourg court or public authority, such Finance Document must be accompanied by a complete or partial translation into French or German by an official translator and a Luxembourg court may always require that the parties produce the original of the Finance Document on the basis of which a claim is made.

3.5 Disclosure. The documents, certificates and other writings delivered to the Noteholders by or on behalf of the Obligors in connection with this Agreement, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.

3.6 No Defaults or Events of Default. Immediately before and immediately after giving effect to this Agreement, no Default or Event of Default exists and is continuing.

Section 4. Conditions Precedent. The Amendments shall become effective as of the date (the “Effective Date”) on which each of the following conditions has been satisfied:

4.1 Execution and Delivery. Each Obligor and the Required Holders shall have executed and delivered a counterpart of this Agreement.

4.2 Representations and Warranties. The representations and warranties of the Obligors in this Agreement shall be correct as of the date hereof and as of the Effective Date.

Section 5. Miscellaneous.

5.1 Part of Note Purchase Agreement; Future References, etc. This Agreement shall be construed in connection with and as a part of the Note Purchase Agreement and, except as expressly amended by this Agreement, all terms, conditions and covenants contained in the Note Purchase Agreement are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Agreement may refer to the Note Purchase Agreement without making specific reference to this Agreement, but nevertheless all such references shall include this Agreement unless the context otherwise requires.

5.2 Effect of Agreement. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of any Noteholder under the Note Purchase Agreement or any other Finance Document, or constitute a waiver of any provision of the Note Purchase Agreement or any other Finance Document, except as specifically set forth herein.

5.3 Reaffirmation of Obligations. Each Obligor hereby (a) in the case of the Parent Guarantor and the Existing Subsidiary Guarantors, acknowledges and confirms the continuing existence, validity and effectiveness of its Guaranty of the Guaranteed Obligations pursuant to Section 15 of the Note Purchase Agreement before and after giving effect to this Agreement, (b) acknowledges, ratifies and reaffirms, and agrees that this Agreement shall not in any way release, diminish, impair or reduce its payment and performance obligations, contingent or otherwise, under the Finance Documents to which it is a party (in the case of the Parent Guarantor and the Existing Subsidiary Guarantors, including without limitation its obligations under its Guaranty of the Guaranteed Obligations pursuant to Section 15 of the Note Purchase Agreement), and (c) reaffirms each of its waivers set forth in Section 15.3 of the Note Purchase Agreement.

5.4 Counterparts, Facsimiles. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed signature page by facsimile, e-mail or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

5.5 Payment of Fees, Costs and Expenses. The Company agrees to pay, within five Business Days after the receipt by the Company of an invoice therefor, the reasonable fees, costs, expenses, charges and disbursements incurred by the Noteholders in connection with the preparation, negotiation and execution of this Agreement (including, without limitation, the reasonable fees of the Noteholders’ U.S. special counsel, Akin Gump Strauss Hauer & Feld LLP) and the matters contemplated hereby.

5.6 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

5.7 Amendment and Waiver. This Agreement may be amended, and the observance of any term hereof may be waived, only with the written consent of each of the parties hereto.

5.8 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

5.9 Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof.

5.10 Designation as Finance Document. The parties hereto agree that this Agreement constitutes a Finance Document.

5.11 Governing Law; Jurisdiction and Process; Waiver of Jury Trial. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE. The terms of Section 24.7 of the Note Purchase Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto expressly and irrevocably agree to such terms.

(Remainder of Page Intentionally Left Blank - Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the date first above written.

OBLIGORs:

PROCAPS S.A.

By:	/s/ Grethel Moreno Romero
Name:	Grethel Moreno Romero
Title:	Legal Representative

PROCAPS GROUP, S.A.

By:	/s/ Grethel Moreno Romero
Name:	Grethel Moreno Romero
Title:	Authorized Representative

C.I. PROCAPS, S.A.

By:	/s/ Grethel Moreno Romero
Name:	Grethel Moreno Romero
Title:	Legal Representative

DIABETRICS HEALTHCARE S.A.S.

By:	/s/ Grethel Moreno Romero
Name:	Grethel Moreno Romero
Title:	Legal Representative

(Signature Page to First Amendment to Note Purchase and Guarantee Agreement – Procaps S.A.)

PHARMAYECT S.A.

By:	/s/ Grethel Moreno Romero
Name:	Grethel Moreno Romero
Title:	Authorized Representative

PROCAPS, S.A. DE C.V.

By:	/s/ Grethel Moreno Romero
Name:	Grethel Moreno Romero
Title:	Authorized Representative

BIOKEMICAL, S.A. DE C.V.

By:	/s/ Grethel Moreno Romero
Name:	Grethel Moreno Romero
Title:	Authorized Representative

(Signature Page to First Amendment to Note Purchase and Guarantee Agreement – Procaps S.A.)

COLBRAS INDÚSTRIA E COMÉRCIO LTDA.

By:	/s/ Grethel Moreno Romero
Name:	Grethel Moreno Romero
Title:	Authorized Representative

By:	/s/ Carlos Piocuda
Name:	Carlos Piocuda
Title:	Authorized Representative

Witnesses:

1.	/s/ Marcela Caravajalino Pagano
Name:	Marcela Caravajalino Pagano
Id: 22.579.748

2.	/s/ Natalia Caballero Char
Name:	Natalia Caballero Char
Id: 53.145.522

(Signature Page to First Amendment to Note Purchase and Guarantee Agreement – Procaps S.A.)

SOFGEN PHARMACEUTICALS LLC

By:	/s/ Grethel Moreno Romero
Name:	Grethel Moreno Romero
Title:	Authorized Representative

(Signature Page to First Amendment to Note Purchase and Guarantee Agreement – Procaps S.A.)

CRYNSSEN PHARMA GROUP LTD

By:	/s/ Carlos Piocuda
Name:	Carlos Piocuda
Title:	Authorized Representative

(Signature Page to First Amendment to Note Purchase and Guarantee Agreement – Procaps S.A.)

Noteholders:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION

By:	PGIM, Inc. (as Investment Manager)

	By:	/s/ Ty Bowman
	Name:	Ty Bowman
	Title:	Vice President

(Signature Page to First Amendment to Note Purchase and Guarantee Agreement – Procaps S.A.)

HEALTHSPRING LIFE & HEALTH INSURANCE COMPANY, INC.

By:	Cigna Investments, Inc. (authorized agent)

	By:	/s/ Leonard Mazlish
	Name:	Leonard Mazlish
	Title:	Managing Director

CIGNA HEALTH AND LIFE INSURANCE COMPANY

By:	Cigna Investments, Inc. (authorized agent)

	By:	/s/ Leonard Mazlish
	Name:	Leonard Mazlish
	Title:	Managing Director

(Signature Page to First Amendment to Note Purchase and Guarantee Agreement – Procaps S.A.)

Annex A

Existing Subsidiary Guarantors

C.I. Procaps S.A., a sociedad anónima organized under the laws of Colombia

Diabetrics Healthcare S.A.S., a sociedad por acciones simplificada organized under the laws of Colombia

Pharmayect S.A., a sociedad por acciones simplificada organized under the laws of Colombia

Procaps, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of El Salvador

Biokemical, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of El Salvador

Colbras Indústria e Comércio Ltda., a sociedade limitada organized under the laws of Brazil, enrolled with the Brazilian Taxpayer’s Registry (CNPJ) under nº 00.413.925/0001-64

Sofgen Pharmaceuticals LLC, a limited liability company organized under the laws of the State of Florida

Crynssen Pharma Group Ltd, a private limited liability company registered and organized under the laws of Malta under company registration number C 59671

Annex A - 1

Annex B

Amendments

1.	Section 9.9 (Most Favored Lender). Clause (e) of Section 9.9 of the Note Purchase Agreement is amended and restated in its entirety to read as follows:

“(e) Notwithstanding anything set forth in this Section 9.9, no More Favorable Provision given or granted under the Syndicated Existing Credit Facility (including any replacement or substitute agreements entered into after the date of this Agreement) shall be deemed incorporated into this Agreement as an Incorporated Provision until the earlier of (i) February 28, 2022 and (ii) the date that the Parent Guarantor or any of its Subsidiaries enters into an agreement that is a replacement or substitution of the Syndicated Existing Credit Facility.”

2.	Schedule A (Defined Terms); Definition of “Relevant Provision”. Clause (i) of the definition of “Relevant Provision” set forth in Schedule A (Defined Terms) of the Note Purchase Agreement is amended and restated in its entirety to read as follows:

“(i) any information reporting requirement, affirmative or negative covenant or undertaking or any event of default that exists in the Syndicated Existing Credit Facility (as such facility is amended, amended and restated, refinanced or replaced), as in effect on the earlier of (x) February 28, 2022 and (y) the date that the Parent Guarantor or any of its Subsidiaries enters into an agreement that is a replacement or substitution of the Syndicated Existing Credit Facility and”

Annex B - 1